## DISTRIBUTION AGREEMENT

Distribution Agreement

A. McKesson ("McKesson") Information:

This Agreement is between McKesson Medical-Surgical Inc. having it's principal place of business at 8741 Landmark Rd. Richmond, VA and any of its affiliated companies that elect to participate under this Agreement, and the Supplier identified below.

B. Supplier("Supplier") Contact Information:

| | |
|---|---|
| **Supplier Full Legal name (must match COI)** | Revolutions Medical Corporation |
| **Supplier address (must match COI)** | 670 Marina Drive, Charleston, SC 29492 |

C. Product ("Product") Information:

Supplier appoints McKesson, and McKesson accepts such appointment, as a non-exclusive authorized distributor of all products of Supplier without territorial limitations or restrictions.

D. Supplier Financial and Distribution Terms

1. Cash Payment Terms: 2% 30 days, net 60 days
2. Channel Fee: 3% of invoiced amount of McKesson Product purchases, debited monthly
3. Product Liability Insurance: 5 Million Dollars per occurrence and 5 Million Dollars in the aggregate
4. Product prices shall be no less favorable than prices offered to similarly situated distributors.
5. If use of Products require ancillary products, (eg. reagents, set-ups), Supplier shall continue to sell to McKesson such ancillary products after termination or expiration of this Agreement at the lower of the lowest cost offered to McKesson or to any other distributor, during the eighteen (18) months immediately preceding the effective termination date.

E. Operations Information:

1. All shipments of Products shall be freight prepaid, F.O.B. McKesson's designated destination, with risk of loss and title to Products to pass to recipient upon acceptance of delivery by recipient at said destination. Supplier shall ship all Products by piece count and Supplier shall include McKesson's purchase order number in the field provided on the bill of lading or applicable shipper's manifest for each shipment of Products.
2. There is no minimum order requirement.

3. Products are returnable for full refund, for any of the following reasons or for convenience: defective Product; damaged Product; Product with concealed damage; incorrectly shipped Product; discontinued Product; Product with limited marketability; Product received with shelf life of less than nine (9) months or less than seventy-five percent (75%) of Product's full shelf life, whichever is greater.
4. Except for Products returned for convenience, all transportation charges, including insurance, resulting from the return of such Products hereunder shall be paid by Supplier and Supplier shall bear the risk of loss during such shipment.
5. For Products returned for convenience, McKesson will pay all transportation charges associated with the return of the Product to the Supplier. Other than transportation charges, Supplier shall not charge McKesson any fees or other charges associated with such returns including, without limitation, restocking or handling charges.

F. Termination:

The term of this Agreement shall commence on the Effective Date and shall run until terminated by mutual written consent. Notwithstanding the foregoing, either party may terminate this Agreement upon at least 90 days prior written notice to the other party.

DISTRIBUTION TERMS AND CONDITIONS
1. Representations and Warranties. Supplier represents, warrants and covenants to McKesson, with the intention that McKesson will rely on such representations and warranties, as to all merchandise sold to McKesson, that:

1.1 Title to the Products will pass to McKesson free and clear of all third party liens, claims, security interests or other encumbrances.
1.2 Each Product will be manufactured, processed, advertised, promoted, sold, classified, described, packaged, marked, labeled and shipped and imported into the United States of America by Supplier or Supplier's agent in accordance with and shall conform to all applicable federal, state and local laws and regulations (collectively, the "Regulatory Requirements").
1.3 The Products do not and will not infringe or violate any patent, copyright, trademark, tradename or other exclusive right.
1.4 That no food, drug, device or cosmetic constituting, or being part of, any shipment or other delivery of Products now or hereafter made to McKesson or on McKesson's order by Supplier will be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Federal Food, Drug and Cosmetic Act, or will be an article which may not, under the provisions of Sections 404 or 505 of said Act, be introduced into interstate commerce.

1.5 No Product as delivered to McKesson will be: (a) an article that was originally distributed as a sample not intended for resale; (b) an article that has been obtained from or through persons not lawfully entitled to receive, possess, distribute or resell same; or (c) an article that has been altered, relabeled or repackaged since its initial shipment from the manufacturer or supplier thereof.
1.6 Neither Supplier nor any of its affiliates, employees or contractors providing items to McKesson: (a) have been convicted of a criminal offense related to healthcare; (b) are listed on the Office of Inspector General's List of Excluded Individuals/Entities, or are otherwise currently excluded, suspended or debarred from participating in any federal healthcare program; (c) are under investigation (civil or criminal) by any federal or state enforcement, regulatory, administrative or licensing agency; or (d) are currently listed on the General Services Administration List of Parties Excluded from the Federal Procurement and Non-Procurement Programs.
1.7 The Products shall be and shall remain free from defects in design, material and workmanship for a period of one hundred eighty (180) days from the date such Products are delivered to the end-user of such Products or for such longer warranty period as Supplier customarily makes available to distributors of the Products. Supplier agrees to replace without charge to McKesson, or give McKesson credit or case refund for, as requested by McKesson, any Products delivered that fail to comply with Supplier's warranty hereunder.
1.8 That Supplier and any agent acting on behalf of Supplier shall be validly licensed to manufacture, sell, package, ship, import into the United States of America, receive, store, handle, deliver, distribute or otherwise transfer Products shipped or delivered to McKesson or on McKesson's order by Supplier, in accordance with and in the manner prescribed by all applicable standards and requirements of law, applicable to such actions at the time and place they are performed as such laws have been or are amended, and any rules or regulations promulgated there under. Upon request by McKesson, Supplier and any agent acting on behalf of Supplier shall provide proof of licensure in a format that conforms to McKesson's policies and procedures.
1.9 That Supplier shall create and maintain in electronic form all records, manifests and other documentation necessary to evidence the pedigree as required by applicable law and regulation with respect to any Products purchased by McKesson or on McKesson's account from Supplier, including without limitation any such purchases drop shipped by Supplier or its agent directly to a customer of McKesson.

Such warranties, representations and covenants shall be continuing and shall be binding upon Supplier with respect to all Products shipped or delivered to McKesson or on McKesson's order by Supplier (including goods in transit) before receipt by McKesson.

2. Insurance.

2.1 Supplier must provide proof of product liability insurance coverage with broad form vendor's coverage for all Products sold to McKesson. Supplier shall maintain products liability insurance with minimum limits of coverage as set above in Supplier Financial and Distribution Terms. The minimum coverage can be combined with an umbrella policy. Any deductible shall be the responsibility of Supplier.

2.2 All insurance required pursuant to this Section 2: (a) shall be primary and not contributory to any insurance or self-insurance maintained by McKesson; (b) shall be occurrence based and not "claims made. In the event that Supplier can only secure claims-made insurance coverage, Supplier represents, covenants, and warrants that the product liability coverage shall provide coverage that responds to claims-made throughout the United States and United States territories and that Supplier shall continue to (i) renew its product liability insurance (as of the Effective Date) for the period of six (6) years subsequent to the expiration date of this Agreement (the period from the Effective Date until the end of such six (6) year period shall be referred to as the "Insurance Period") or (ii) purchase an automatic extended reporting provision for a period no less than the Insurance Period with a "Retroactive Date of on or prior to the date of this Agreement;" (c) shall provide that McKesson will be given thirty (30) days written notice of cancellation or material change in coverage; (d) shall provide insurance for Supplier's indemnification obligations; and (e) shall name "McKesson Corporation and its subsidiaries" as an additional insured, and Supplier shall instruct its insurance agent/broker to complete a Certificate of Insurance evidencing same upon execution of this Agreement and at least fourteen (14) days prior to the expiration of the then current policy and forward it to: McKesson Medical-Surgical Inc., Attn.: Supplier Management; 8741 Landmark Road, Richmond, Virginia 23228.
2.3 Approval or acceptance of any of Supplier's insurance policies by McKesson, McKesson Corporation, its subsidiaries and affiliates will not relieve Supplier of any obligations contained herein, including Supplier's obligations under Section 3 of this Agreement, whether claims are within, outside or in excess of Supplier's policy limits, and regardless of solvency or insolvency of the insurer(s) that issues such coverage. Such insurance will not preclude McKesson, McKesson Corporation, its subsidiaries and affiliates from taking any actions that are available to it under any provision of this Agreement or otherwise under applicable law. The failure to provide certificates or add McKesson and its affiliates as an additional insured in accordance with this Section 2 will not release Supplier in any manner of any liability arising under this Agreement.

3. Supplier's Indemnification. During the term and after the expiration or earlier termination, for whatever reason, of this Agreement, Supplier shall indemnify, defend and hold harmless McKesson and its officers, directors, employees, agents and affiliates from and against all suits, claims, liabilities, fines, expenses, damages, penalties, judgments and costs (including, but not limited to, reasonable attorneys' fees and expenses) and compensatory, multiple, exemplary and punitive damages and fines allegedly arising out of or relating to: (a) any asserted violation by Supplier of any representation or warranty made by it in this Agreement, (b) any asserted violation by Supplier of any other agreement, covenant, condition or other provision of this Agreement, (c) any failure to comply with the Regulatory Requirements, or (d) the purchase, use, sale, distribution, consumption or recall of the Products, whether involving a defect in the Product, its labeling or packaging, unless and until it is proven to be due to McKesson's negligent handling of the Products after shipment by Supplier. In any proceeding brought to enforce Supplier's obligations under this Section 3 the prevailing party shall be entitled to recover reasonable attorneys' fees.

4. Confidentiality.

During the term of this Agreement and for a period of three (3) years from the date this Agreement expires or terminates, Supplier shall hold any information McKesson discloses to Supplier concerning pricing for any products sold by McKesson, McKesson's sales, or McKesson's customers and any other information noted as "Confidential" or "Proprietary" at the time of the disclosure in confidence and not use or disclose it to any third party without the written consent of McKesson.

5. Limitation of Liability.

5.1 EXCEPT FOR A PARTY'S INDEMINIFICATION AND CONFIDENTIALITY OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER UNDER, IN CONNECTION WITH, OR RELATED TO THIS AGREEMENT FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, WARRANTY, TORT, PRODUCT LIABILITY, OR OTHERWISE, FOR ANY CAUSE WHATSOEVER AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.
5.2 Supplier acknowledges and agrees that for ease of contracting only, the term "McKesson" may include multiple entities, including without limitation McKesson Medical-Surgical Inc., McKesson Medical-Surgical Minnesota Supply Inc., and Moore Medical LLC. Supplier further agrees that each entity shall only be liable for its own obligations and responsibilities under this Agreement and no entity shall be liability or responsible for any other entity's obligations or responsibilities under this Agreement. Only McKesson Medical-Surgical Inc. shall have the right to terminate this Agreement on behalf of McKesson.

6. Miscellaneous.

6.1 The relationship between the parties hereto shall be that of independent contracting parties. Under no circumstances will either party hereto act or attempt to act, or represent itself, directly or indirectly, as an agent of the other party hereto except as contemplated herein.
6.2 This Agreement and the transactions provided for herein are to be governed by and construed in accordance with the laws of the Commonwealth of Virginia without any presumption or construction against the party causing this Agreement to be drafted. The parties hereby consent and submit themselves for the sole purpose of this Agreement and any controversy arising hereunder to the jurisdiction of the state and Federal courts located in the Commonwealth of Virginie and any courts of appeal therefrom, and waive any objection on the grounds of lack of jurisdiction (forum non conveniens or otherwise) to the exercise of such jurisdition over it by any such courts.

6.3 This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. No subsequently delivered invoice, purchase order, acknowledgment, confirmation, standard terms and conditions or similar document, whether submitted in writing, electronically, or via fax, containing terms inconsistent herewith shall be effective to amend or modify this Agreement unless such document expressly states the intention to do so and is signed by both parties hereto.
6.4 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Supplier shall not assign this Agreement in whole or in part to any person or entity without the written consent of McKesson, which consent shall not be unreasonably withheld.
6.5 All notices, requests, demands and other communications called for or contemplated herein shall be made in writing and shall be deemed to have been duly given when personally delivered, when sent to McKesson's President with a copy to the Law Department and mailed by certified mail return receipt requested or by overnight mail with a recognized national carrier to the address shown on the first page of this Agreement, or such other address as the party may designate in writing, or when transmitted to the other party by facsimile.
6.6 If the FDA or other governmental body or certifying body with authority over medical devices contacts Supplier to inquire about or investigate any of the Products, Supplier shall provide notice thereto to McKesson promptly of the contact. Supplier shall respond promptly to McKesson's customer's complaints and shall provide McKesson with periodic updates, on its investigation of the complaint, the root cause analysis and the corrective action, if applicable.
6.7 Supplier hereby agrees to comply with McKesson's "Supplier Policies and Procedures", as they may be amended from time to time. In the event of a conflict between McKesson's Supplier Policies and Procedures and the terms of this Agreement, the conflicting term of this Agreement shall prevail to the extent of the conflict.
6.8 This Agreement does not constitute an order and no orders are issued by McKesson or any of McKesson's distribution centers, except on regular numbered order blanks. The contract resulting from the issuance of such orders and acceptance thereof by Supplier for products Supplier now or hereafter distributes through McKesson shall be deemed to incorporate and be made in consideration of Supplier's undertakings in this document.
6.9 Neither party shall issue any press release or public announcement referencing the other party or the other party's affiliates, without the prior written approval of the other party, except to the extent necessary to comply with applicable securities laws, rules and regulations or other applicable laws.
6.10 The indemnifications, representations and warranties, limitation of liability, return terms and fee and payment terms (to the extent the fees and payments are related to products supplied or services rendered prior to termination or expiration of this Agreement) shall survive the termination or expiration of this Agreement.
6.11 McKesson shall have the right to set off amounts owed to Supplier from amounts Supplier owes to McKesson without limiting its rights under law or equity.

6.12 Supplier hereby grants McKesson a non-exclusive limited license to use Supplier's trademarks and tradenames in connection with McKesson's marketing and sales of the Products.
6.13 This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together shall constitute one and the same document.

The parties agree to the terms set forth above effective as of 22 day of October 2012 (the "Effective Date").

Supplier:

Signature: [signature]

Printed Name: Rondald L. Wheet

Title: CEO

Date: October 22, 2012

McKesson:

Signature: [signature]

Printed Name: JOAN M. ELIASEK

Title: SVP Marketing & Supplier Mgmt

Date: 11/9/2012

APPROVED AS TO FORM
NOV 05 2012
[signature]